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                                                                   EXHIBIT 10.13




March 2, 1998


Mr. Richard Karl
2015 Huntington Drive
Chico, CA  95928

916/342-5830


Dear Rick,

It is with great pleasure that we extend this offer to you. We are excited about you joining Celestial Seasonings and know you will be a strong addition to our team.

The following information covers the specifics of our verbal offer:

1.   Position:  Vice President, Operations
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2.   Reports To:  Steve Hughes, President and CEO
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3.   Compensation:  Base salary will be $150,000 per year with a
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     performance/salary review one year from your start date.  Additionally, you will receive a $10,000 sign-on bonus.

4.   Bonus Plan:  You are eligible to participate in the following:
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     A.   Annual Performance Bonus:  Beginning on your start date, you will be a participant in a mutually agreed to bonus plan based on established company and personal goals with a target bonus opportunity of 36 percent of base salary. Your participation in this plan of the current fiscal year will be prorated from your start date.

     B. All-company bonuses of $25 for your birthday, $50 for Thanksgiving and $100 for the holiday season.
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Mr. Richard Karl
March 2, 1998
Page 2


5.   Stock Options:  You will be granted an option of 9,000 shares of Celestial
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     Seasonings, Inc. common stock with a grant date and closing price recorded on 2/12/98.  These options will vest over five years.

6.   Car Allowance:  You will receive a car allowance not to exceed $5,000/year.
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7.   Benefit Plans:  You will be eligible to participate in the following:
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     A.   Paid Vacation - You will receive four weeks of vacation upon your start date with the company. You will then accrue vacation at four weeks each succeeding year.

     B. Thrift Plan (401k) - Effective the first quarterly enrollment period following six months of employment, you may participate in our Thrift Plan. You may contribute up to 16% of your base salary, up to the allowable annual limit, with the company matching 50% of the first 8% that you contribute. You vest in the company match contribution at 20% per year.

     C. Thrift Retirement Contribution - In addition to the Thrift Plan matching contribution, a percentage of profit, after taxes (up to 2 1/2% of eligible payroll), is distributed to all employees based on a point system using length of service and compensation. This contribution will occur after the end of the fiscal year. You vest in this contribution at 20% per year.

     D. Employee Stock Ownership Plan - This plan gives employees an ownership interest in the company and a share of the company's growth. Company contributions occur at the end of the fiscal year after 12 months of service. Vesting is 60% after 3 years, 80% after 4 years and 100% after 5 years.

     E. Employee Stock Purchase Plan - This plan gives employees an opportunity to purchase stock through payroll deductions. We will provide you with more information during your employee orientation session.

     F. Employee Assistance Program - This program is available to you and other members of your immediate family. It provides a wide range of professional counseling service, at no cost to you.

     G. Tuition Reimbursement Program - Provides 100% tuition reimbursement, up to $2,000 maximum per year, for any successfully completed, approved course. You will be eligible to participate in this program after successfully completing three months of service.
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Mr. Richard Karl
March 2, 1998
Page 3

     H. Welfare Benefits - Celestial Seasonings also offers Welfare Benefits, which will be described by Stephanie Thibault in your employee orientation session.

8.   Relocation:  Per our relocation policy (copy enclosed), Celestial is
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     prepared to pick up the following costs of relocation to ensure that you incur no losses because of your decision to join us:

     A.   Relocation of all household goods and automobile(s).

     B.   Travel and expenses incurred by you in making the move to Boulder.

     C. Up to 60 days of temporary housing, with the flexibility of a week or two if absolutely necessary.

     D.   One house-hunting trip for you.

     E. Reimbursement of appropriate and customary closing points of up to 2.25% of the purchase price when buying a new house in the Boulder area to replace a formerly-owned residence.

     F. A relocation bonus equal to one month's salary to offset general relocation expenses.

9.   Confidentiality Agreement - Celestial has an "Employee Confidentiality
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     Agreement and Covenant Not to Compete" which all exempt employees are asked to sign.  Return only the signature page to us.  One copy is enclosed.

Rick, we know that you will be an excellent addition to the Celestial Seasonings' team. We understand that your start date will be on or before 4/6/98. If you have any questions about this offer, please call either of us. Please sign this offer acknowledging acceptance and return one original to us, along with the signature page of the Confidentiality Agreement. A self-addressed confidential envelope is enclosed for your convenience.


Best regards,


/S/ STEVE HUGHES                                     /S/ MARIE GAMBON
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Steve Hughes                                         Marie Gambon
President and CEO                                    Vice President for People
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Mr. Richard Karl
March 2, 1998
Page 4


Accepted:



/S/ RICHARD KARL                     3/9/98
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Richard Karl                         Date